*Member of the N.Y. Bar Association

December 16, 2010

Rosetta Genomics Ltd.
10 Plaut Street
Rehovot 76706
Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the "Company") with the United States Securities and Exchange Commission relating to the disposition from time to time under the United States Securities Act of 1933, as amended (the "Act"), of (i) up to 2,500,000 ordinary shares (the “Shares”), nominal value NIS 0.01 each, of the Company (the "Ordinary Shares") held by certain selling shareholders (the "Selling Shareholders"), which Shares were issued to the Selling Shareholders by the Company pursuant to that certain Securities Purchase Agreement, dated as of November 29, 2010, between the Company and the Selling Shareholders (the "Purchase Agreement"), (ii) up to an additional 1,875,000 Ordinary Shares issuable upon exercise of certain warrants (the “Warrants”) issued to the Selling Shareholders pursuant to the Purchase Agreement (the “Warrant Shares”) and (iii) up to an additional 62,500 Ordinary Shares issuable upon exercise of a certain warrant issued to Rodman & Renshaw, LLC (the “Placement Agent Warrant”) as placement agent in connection with the Purchase Agreement (the “Placement Agent Warrant Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company, and such other documents and corporate records, questions of law and other matters as we deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth.  As to matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon the Purchase Agreement, the other documents referred to hereinabove, and upon matters of fact contained in the representations and warranties contained in such documents.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents.  We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that:

1.	The Shares issued and sold by the Company to the Selling Shareholders in accordance with the Purchase Agreement are duly authorized, validly issued, fully paid and non-assessable.

2.
The Warrant Shares when issued and paid for (or deemed paid for) upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

3.
The Placement Agent Warrant Shares when issued and paid for (or deemed paid for) upon exercise of the Placement Agent Warrant in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled “Legal Matters”.  By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel.  This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Very truly yours,

/s/ David Cohen
Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices